UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2026

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
On May 17, 2026, the Board of Directors (the “Board”) approved the appointment of Robert Alex Walsh, effective as of July 13, 2026 (the “Effective Date”), as the Chief Financial Officer of Skillz Inc. (the “Company”), succeeding Mr. Gaetano Franceschi in such role. Mr. Walsh, 41, has most recently served as the Chief Financial Officer of Aristocrat Gaming (“Aristocrat”), the largest business segment of Aristocrat Leisure Limited (ASX: ALL), since December 2024. Prior to that, Mr. Walsh served as an SVP of Finance – American and EMEA at Aristocrat beginning in January 2022. Prior to that, he served as the Head of Finance for the Americas at The LEGO Group (“LEGO”), from March 2018 to January 2022 and Finance Director, Americas Retail from January 2016 to March 2018. Before LEGO, Mr. Walsh spent roughly eight years at The Procter & Gamble Company, moving progressively from financial analyst to manufacturing finance to brand finance to FP&A group director. Mr. Walsh received his Bachelor of Science in Business Economics from Indiana University, and holds a Master of Business Administration in Finance from Xavier University. As Chief Financial Officer, Mr. Walsh will also be the Company’s principal financial officer.
Pursuant to an offer letter (the “Walsh Offer Letter”) that Mr. Walsh entered into with the Company and approved by the Board and the Compensation Committee of the Board on May 17, 2026, Mr. Walsh will be paid a base salary of $450,000 per year. Mr. Walsh will be eligible to receive annual target incentive compensation of $450,000 (which will be $400,000 for the 2026 performance year), subject to achievement of certain performance goals. Mr. Walsh will be eligible to receive a restricted stock unit award covering shares of the Company’s Class A common stock (the “RSUs”) with a grant date value equal to $200,000 during fiscal year 2026, which will vest 33% on the first anniversary of the start date and in 8 substantially equal quarterly installments thereafter, subject to Mr. Walsh’s continued service with the Company (“Service”), such that the RSUs will be fully vested after three years of Service following the date of grant. During fiscal year 2026, Mr. Walsh will also be eligible to receive a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $200,000, which will vest at the end of a three-year performance period beginning on July 13, 2026 and continuing until July 12, 2029 (the “Performance Period”) subject to (i) achievement of Company goals consistent with the Company goals set annually by the Company during each of the three years during the Performance Period and (ii) Mr. Walsh’s continued Service with the Company through the end of the Performance Period. The foregoing description of the Walsh Offer Letter is a summary only and is qualified in its entirety by reference to the full text of the Walsh Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Walsh will be subject to the Executive Severance Plan, subject to execution of a customary participation agreement.
There are no family relationships between Mr. Walsh and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Walsh has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Walsh and any other person pursuant to which Mr. Walsh was appointed as an officer of the Company.
Departure of Gaetano Franceschi
As previously reported on a Current Report on Form 8-K filed on March 23, 2026, Mr. Franceschi, the Company’s Chief Financial Officer, entered into a side letter with respect to that certain Transition and Separation Agreement, dated December 17, 2025, described in a Current Report on Form 8-K filed with the SEC on December 18, 2025, pursuant to which Mr. Franceschi’s last day of employment with the Company (the “Departure Date”), was extended until (i) October 1, 2026 or (ii) a mutually agreed date following the Departure Date, at which time Mr. Franceschi will step down as Chief Financial Officer. In connection with the appointment of Mr. Walsh as our new Chief Financial Officer, Mr. Franceschi shall continue to provide services in an advisory capacity to the Company during the transition period beginning on the Effective Date through September 30, 2026.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated May 17, 2026, between Skillz Inc. and Robert Alex Walsh
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: May 20, 2026